EXHIBIT 10.11

                                    ADDENDUM


        This ADDENDUM ("Addendum"), dated March 29, 2002 and effective February 28, 2000, amends and supplements the Memorandum of Understanding ("Memorandum"), dated July 1, 1999, between Nebraska Book Company, Inc. ("Company") and Alan G. Siemek ("Executive") as follows:

1. On May 10, 2000, Company entered into a Management Services Agreement ("Agreement") with TheCampusHub.com, Inc. ("CampusHub"), under which Company agreed to supervise and manage the day-to-day operations of CampusHub.

2. On or about February 28, 2000, CampusHub offered Executive a position as an executive officer of CampusHub. Such position would not require the full time and attention of Executive. Executive desires to accept the position and to continue in his present position with Company.

3. Having investigated the circumstances of CampusHub's offer to Executive, Company acknowledges and agrees that Executive's employment as an executive officer of CampusHub would not substantially interfere with the performance of Executive's duties under the Memorandum and, consequently, has no objection to Executive accepting CampusHub's offer.

4. The parties acknowledge and agree that, to the extent Executive is performing services on behalf of Company, including, but not limited to, services in furtherance of Company's obligations under the Agreement, Executive shall be subject to the direction and control of the board of directors of Company, but, to the extent Executive is performing services on behalf of CampusHub, Executive is subject to the direction and control of the board of directors of CampusHub.


                                        NEBRASKA BOOK COMPANY, INC.


                                        By:  /s/ Mark W. Oppegard
                                        --------------------------
                                        Mark W. Oppegard
                                        Chief Executive Officer,
                                        President and Director


                                        EXECUTIVE


                                        By:  /s/ Alan G. Siemek
                                        ---------------------------
                                        Alan G. Siemek